Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 1, 2020 with respect to the consolidated financial statements of Oak Street Health, LLC and Affiliates, in the Registration Statement (Amendment No. 4 to Form S-1 No. 333-239818) and related Prospectus of Oak Street Health, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Chicago, Illinois

August 5, 2020